EXHIBIT 99.1
ITEM 6.SELECTED FINANCIAL DATA

For the years ended December 31, (In millions, except per share amounts)	2012	2011	2010	2009	2008

Operating revenues	$5,781	$6,227	$6,269	$5,904	$6,512
Operating income	1,191	1,011	1,125	911	685
Income from continuing operations	524	424	492	382	248
Net income (loss) attributable to Ameren Corporation	(974)	519	139	612	605
Common stock dividends	382	375	368	338	534
Continuing operations earnings per share - basic and diluted	2.13	1.73	2.02	1.67	0.86
Common stock dividends per share	1.60	1.555	1.54	1.54	2.54
As of December 31:
Total assets(a)	$22,219	$23,723	$23,511	$23,702	$22,671
Long-term debt, excluding current maturities(b)	5,802	5,853	6,030	6,287	5,523
Total Ameren Corporation stockholders’ equity	6,616	7,919	7,730	7,856	6,963

(a)	Includes total assets from discontinued operations of $1,600 million, $3,718 million, $3,788 million, $4,484 million, and $4,521 million at December 31, 2012, 2011, 2010, 2009 and 2008, respectively.

(b)	Excludes long-term debt from discontinued operations.